UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Twentieth Amendment to Credit Facility; Purchase Order Finance Agreement

Effective on January 6, 2020, Revolution Lighting Technologies, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively, the “Obligors”) entered into a Twentieth Amendment (the “Twentieth Amendment”) to its loan and security agreement (the “Loan Agreement”) with Bank of America N.A. (“Bank of America”).

Under the terms of the Twentieth Amendment, Bank of America agreed to certain amendments to the Loan Agreement to permit the Company to enter into a Purchase Order Financing Agreement (the “Financing Agreement”) with Aston Finance I LLC (“Aston”), an entity controlled by the Company’s Chief Executive Officer, Robert V. LaPenta Sr., to provide short-term financing for a project that a Company subsidiary is pursuing in the ordinary course of its business (the “Project”). Pursuant to the terms of the Twentieth Amendment, the Company is required to maintain a separate, designated bank account with Bank of America to deposit payments received from the Project and the Company must notify Bank of America in writing within one business day of receiving any such payments. Further, the Company acknowledged that it is in default under the Loan Agreement and that Bank of America has the right to enforce its rights and remedies under the Loan Agreement at any time.

As noted above, the Company entered into the Financing Agreement with Aston on January 6, 2020 to finance the Project. Pursuant to the terms of the Financing Agreement, Aston will charge a fixed interest rate of 1.25% of the principal of each advance for the first thirty days of such advance, with an additional rate of 0.041% for each subsequent daily period. Additionally, Aston may charge an additional 3.0% per annum on any advance outstanding following an event of default under the Financing Agreement. Aston will have a first priority lien on all inventory and accounts receivable pertaining to the Project. The Company and its subsidiary will repay Aston for each advance upon the earlier of: (i) receipt of funds by the Company for financed goods which are the subject of such advance, (ii) cancellation of a purchase order for which an advance has been made, (iii) 180 days following an advance or (iv) acceleration due to an event of default under the Financing Agreement. The Financing Agreement contains covenants that are customary to a purchase money lending facility in regards to notice, protection of collateral, access and required payments.

As of January 7, 2020, the Company had total debt of approximately $77.8 million, including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $23.4 million, aggregate principal and interest outstanding under loans from Mr. LaPenta and Aston Capital, LLC of approximately $53.3 million and approximately $1.1 million from other sources. As of January 7, 2020, the Company estimates that it had $2.1 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement.

The Company will likely need additional funding to continue its operations beyond the end of the first quarter of 2020. The extent of additional funds required will depend on the Company’s results of operations, the amount of time and expense necessary to complete the previously announced investigation by the Securities and Exchange Commission (the “SEC”) and to complete the audit and restatement of certain of the Company’s financial statements and other related costs. The Company plans to work with Bank of America to further amend the Loan Agreement to extend the current maturity date of January 26, 2020, and to provide for ongoing borrowing availability. However, there can be no assurance that the Company will obtain such an amendment and extension. Any failure to obtain such an amendment under the Loan Agreement could result in the exercise of remedies by Bank of America and all amounts becoming due under the Loan Agreement, and cause the Company to become unable to operate as a going concern.

The foregoing descriptions of the Twentieth Amendment and Financing Agreement are not complete and are qualified in their entirety by reference to the full text of the Twentieth Amendment and Financing Agreement, which are attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 2.02	Results of Operations and Financial Condition

The disclosure set forth in the third paragraph (last sentence only) and fourth paragraph of Item 8.01 is incorporated by reference in its entirety in this Item 2.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

Item 8.01	Other Events

As previously disclosed in its prior filings with the SEC, the Company is cooperating with an ongoing investigation by the SEC relating in part to the manner in which the Company recognized revenue on “bill and hold” transactions. The Audit Committee of the Company’s Board of Directors conducted an investigation and found, among other things, that the Company did not meet all of the accounting criteria for recognizing revenue on a bill and hold basis from 2014 through the second quarter of 2018 and, thus, certain revenues during this timeframe were not recognized in the proper period.

As previously disclosed, the Company has concluded that its consolidated financial statements as of and for each of the annual periods in the four-year period ended December 31, 2017, each fiscal quarter of 2017 and the first two fiscal quarters of 2018 should no longer be relied upon and should be restated.

The Company previously provided estimates on the impact of the restatement of its financial statements. In the course of the continuing audit of the Company’s financial statements, the Company has found that additional adjustments to the financial statements will be required. As a result, the Company is not able to provide an updated impact of the restatement. The Company expects revenue during the fiscal year ended December 31, 2019 to be approximately $105 million (with a backlog of approximately $45 million) and projects that revenue during the fiscal year ended December 31, 2020 will be in line with the results from fiscal year 2019.

The revenue and backlog estimates above are preliminary and have not been reviewed by the Company’s independent registered public accounting firm and therefore are subject to change. The revenue estimates in the Company’s prior filings are subject to revision based on the outcome of the restatement and audit of the Company’s financial statements as described above. The Company’s final results may differ materially from these estimates and previously reported results.

The Company and certain of its officers and directors have been named as defendants in putative class, individual and derivative actions pending in the United States District Court for the District of Connecticut and for the Southern District of New York: In re Revolution Lighting Technologies, Inc. Securities Litigation, United States District Court for the Southern District of New York, Civil Action No. 19-980 (Lead Class Action) and related cases; Graham v. Revolution Lighting, et al., United States District Court for the Southern District of New York, Civil Action No. 19-8337 (individual action); Jenkins v. LaPenta, et al., United States District Court for the District of Connecticut, Civil Action No. 19-621 (derivative action); Barton v. LaPenta, et al., United States District Court for the District of Connecticut, Civil Action No. 19-856 (derivative action); Wages v. LaPenta, et al., United States District Court for the District of Connecticut, Civil Action No. 19-721 (derivative action); Persin v. LaPenta, United States District Court for the District of Connecticut, Civil Action No. 19-716 (derivative action); Hopewell v. LaPenta, et al., United States District Court for the Southern District of New York, Civil Action No. 3913 (Lead New York Derivative Action) and related cases. The Company has reached agreements in principle, subject to Court approval, that it believes will resolve all of the pending actions. The Company’s insurer has agreed to pay the agreed upon amounts to settle these actions.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding projected revenues and backlog, further amendments to the Loan Agreement and the resolution of the Company’s pending litigation, the Company’s future levels of indebtedness and funding needs and the availability of funding from Mr. LaPenta or Bank of America, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s results of operations, the Company’s ability to complete the restatement and the ongoing audit of its financial statements, the Company’s ability to obtain an extension of maturity under the Loan Agreement, the Company’s ability to continue to meet its liquidity needs, the Company’s ongoing litigation, and SEC investigation and potential future litigation and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Twentieth Amendment to Loan and Security Agreement, dated January 6, 2020, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

99.2	Purchase Order Financing Agreement, dated January 6, 2020, among Revolution Lighting Technologies, Inc., Value Lighting, LLC and Aston Finance I LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President